UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

C&J ENERGY SERVICES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Crown House, Second Floor

4 Par-la-Ville Rd.

Hamilton HM08

Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2015, C&J Energy Services Ltd. (“C&J” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) and provided its shareholders with a notice of a special general meeting of C&J’s shareholders to be held on January 21, 2016 (the “Special Meeting”) for the purpose of, among other things, approving an amendment to the 2015 C&J Energy Services Long Term Incentive Plan (the “LTIP”) to increase the number of C&J common shares available for issuance under the LTIP by 3,738,707 additional C&J common shares (the “Original LTIP Amendment”). In light of the Board’s assessment of the current market price of the Company’s common shares, recent cuts to employee pay and the elimination of all 2015 year-end employee bonuses, among other things, the Board of Directors of the Company (the “Board”) made the determination that, in order to effect the purpose of the LTIP, it is necessary and appropriate to modify the Original LTIP Amendment to increase the number of C&J common shares available for issuance under the LTIP by 6,000,000 (instead of 3,738,707) additional C&J common shares, as discussed below and in the supplemental proxy materials filed today with the SEC (the “Modified LTIP Amendment”). Other than the increase in shares, the Modified LTIP Amendment is identical to the Original LTIP Amendment.

Following discussion, Nabors Industries Ltd. (“Nabors”) and its affiliates have submitted a proxy to the Company to have its C&J common shares (the “Nabors Shares”), representing approximately 52% of the outstanding C&J common shares as of the record date for purposes of the Special Meeting, voted in favor of the (i) approval of the Modified LTIP Amendment and (ii) approval of the material terms of the LTIP (as amended by the Modified LTIP Amendment) for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (collectively, the “LTIP Matters”) at the Special Meeting, as further discussed below.

In light of these developments and events, yesterday’s Special Meeting was adjourned to allow all shareholders time to consider the supplemental proxy materials regarding the Modified LTIP Amendment filed with the SEC and the letter agreement regarding a standstill waiver described below, with the meeting to be reconvened on February 1, 2016 (10 calendar days) for a final tally of the votes.

Letter Agreement with Nabors Industries Ltd.

On January 21, 2016, C&J entered into a letter agreement (the “Letter Agreement”) with Nabors, pursuant to which the Company has agreed to waive certain standstill obligations of Nabors, subject to the conditions described below, in order to allow Nabors to make open market purchases of C&J common shares to maintain Nabors’ existing percentage equity interest in C&J (the “Standstill Waiver”) following any new issuances of C&J common shares to employees pursuant to the LTIP. Further, the Letter Agreement provides that Nabors will waive any future exercise of its preemptive rights under Section 6 of the Amended and Restated Bye-Laws of the Company (the “Bye-laws”) due to the issuance of C&J common shares to a Controlling Shareholder (as defined in the Letter Agreement) pursuant to the LTIP (the “Preemptive Right Waiver”). The Standstill Waiver and the Preemptive Right Waiver are both conditioned upon the approval by the C&J shareholders of the LTIP Matters at the Special Meeting. All other standstill obligations of Nabors will continue in effect in accordance with their terms, and Nabors will retain all other preemptive rights to which it is entitled under the Bye-laws. Nabors has granted the Company its proxy to vote all of Nabors’ and its affiliates’ C&J common shares in favor of the approval of the LTIP Matters at the Special Meeting, as adjourned to be reconvened on February 1, 2016. The Standstill Waiver and the Preemptive Right Waiver will effectively reduce dilutive issuances by the Company under certain circumstances. The Standstill Waiver will only be applicable to the extent of future C&J common share issuances pursuant to the LTIP (as amended by the Modified LTIP Amendment). The Company has also agreed to provide Nabors with notice of certain issuances of C&J common shares pursuant to the LTIP.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Adjournment of Special Meeting

On January 21, 2016, the Special Meeting was adjourned until February 1, 2016 at 2:00 p.m., local time at the Company’s headquarters at Crown House, 2nd Floor, 4 Par-La-Ville Rd, Hamilton, HM08, Bermuda, to allow the Company’s shareholders adequate time to consider the LTIP Matters in light of the Letter Agreement and the Modified LTIP Amendment discussed above. All shareholders will be permitted to vote their shares, or recast their prior votes as described in the Proxy Statement, prior to 11:59 p.m., Eastern Time, on January 31, 2016. Final voting results will be announced following the conclusion of the reconvened Special Meeting on February 1, 2016.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter Agreement, dated as of January 21, 2016, by and between C&J Energy Services Ltd. and Nabors Industries Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2016

C&J ENERGY SERVICES LTD.
(Registrant)

By:	/s/ Brian Patterson
Brian Patterson
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Letter Agreement, dated as of January 21, 2016, by and between C&J Energy Services Ltd. and Nabors Industries Ltd.

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